SUB-ITEM 77 C:
 Submission
 of matters
 to a vote
of security
holders

A Special
Meeting of
Shareholders
of Federated
Technology Fund
was held on
March 5, 2008.
 The following
items, which
are required to
be reported under
this SUB-ITEM
77C, were voted
on at the meeting:

1. To approve or
disapprove a proposed
 Agreement and Plan
 of Reorganization.

	Shares
voted affirmatively
 4,500,929.878
	Shares
voted negatively
143,347.884
	Shares
 abstaining 146,163.814


The Definitive
 Proxy Statement
 for this Special
 Meeting was filed
with the
Securities and
Exchange Commission
on January 22, 2008,
and is
incorporated by
 reference.
(File No. 811-4017)